UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported): November 18, 2025

GERMAN AMERICAN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation)

001-15877		35-1547518
(Commission File Number)		(IRS Employer Identification No.)
711 Main Street
Jasper,	Indiana	47546
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (812) 482-1314

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	GABC	Nasdaq Global Select Market

Item 8.01. Other Events.

On November 18, 2025, German American Bancorp, Inc. (the “Company”) caused notice to be given to holders of its 4.50% Fixed-to-Floating Rate Subordinated Notes due 2029 (the “Notes”), regarding the Company’s exercise of its option to redeem, in full, the issued and outstanding Notes, pursuant to Section 10.04 of the Indenture, dated as of June 25, 2019 (the “Indenture”), by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Company will redeem $40.0 million in aggregate principal amount of the issued and outstanding Notes on December 30, 2025 (the “Redemption Date”). The redemption price for the Notes equals 100% of the $40.0 million aggregate principal amount of the Notes being redeemed on the Redemption Date, plus the accrued and unpaid interest thereon, through, but excluding, the Redemption Date. A copy of the notice of redemption of the Notes is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	99.1	Notice of Redemption of the German American Bancorp, Inc. 4.50% Fixed-to-Floating Rate Subordinated Notes due 2029.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC.
Date: November 18, 2025	By:	/s/ D. Neil Dauby
D. Neil Dauby, Chairman and Chief Executive Officer